EXHIBIT 23(a)

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1986 Stock Option Plan and registration of 200,000 shares of its common stock of Edison Control Corporation of our report dated February 14, 1996, with respect to the 1995 and 1994 financial statements of Edison Control Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 1997 filed with the Securities and Exchange Commission.



Ernst & Young L.L.P.

/s/ Ernst & Young L.L.P.


MetroPark, New Jersey
July 1, 1997